UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

and

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Credit Facility
(PPL Corporation and PPL Electric Utilities Corporation)

As previously announced, on June 21, 2010, PPL Electric Utilities Corporation (“PPL Electric”) entered into an Escrow Agreement with Wells Fargo, National Association, as Administrative Agent, and the Lenders referred to below, with respect to a $200 million Revolving Credit Agreement, to be dated and effective as of the Effective Date described below, among PPL Electric, Wells Fargo, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the other Lenders party thereto (the “Credit Agreement”).  On December 31, 2010 (the “Effective Date”), the Credit Agreement became effective and replaced PPL Electric’s $200 million Third Amended and Restated Five-Year Credit Facility dated as of May 4, 2007, as further amended December 3, 2008, which PPL Electric terminated as of the Effective Date.

The Credit Agreement allows for borrowings at market-based rates plus a spread, which is based upon PPL Electric’s senior secured long-term debt rating.  In addition, PPL Electric may request certain Lenders under the Credit Agreement to issue letters of credit, which issuances reduce available borrowing capacity.  PPL Electric intends to use this credit facility for general corporate purposes, including for working capital purposes, for making investments in or loans to affiliates and as a commercial paper backstop.  PPL Electric will pay customary commitment and letter of credit issuance fees under the Credit Agreement.

The Credit Agreement contains a financial covenant requiring PPL Electric’s debt to total capitalization to not exceed 70% (as calculated pursuant to the Credit Agreement), and other customary covenants.  Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a Change of Control (as defined in the Credit Agreement), could result in acceleration of due dates of any borrowings, cash collateralization of outstanding letters of credit and/or termination of the Credit Agreement.  The Credit Agreement also contains certain customary representations and warranties that must be made and certain other conditions that must be met for PPL Electric to borrow or to cause the Issuing Lender to issue letters of credit.

Under certain conditions, PPL Electric may request that the facility’s principal amount be increased by up to $100 million.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
$200,000,000 Revolving Credit Agreement, dated as of December 31, 2010, among PPL Electric Utilities Corporation, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  January 6, 2011